                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant / /
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          NEOSTAR RETAIL GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                      LOGO

                                                                  April 25, 1996

Dear Stockholders:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of NeoStar Retail Group, Inc. to be held on Thursday, May 30, 1996, at 11:00 a.m., at the Company's offices located at 10741 King William Drive, Dallas, Texas 75220. We hope that you will be able to attend the meeting. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

     Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided.



/s/ JAMES B. MCCURRY                  /s/ DANIEL A. DEMATTEO
JAMES B. MCCURRY                      DANIEL A. DEMATTEO
Chairman                              President




         10741 KING WILLIAM DRIVE                  DALLAS, TEXAS 75220

                           NEOSTAR RETAIL GROUP, INC.
                            10741 KING WILLIAM DRIVE
                              DALLAS, TEXAS 75220

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 30, 1996

To the Stockholders of
  NeoStar Retail Group, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeoStar Retail Group, Inc. (the "Company") will be held at the offices of the Company, 10741 King William Drive, Dallas, Texas 75220 on Thursday, May 30, 1996 at 11:00 a.m., local time, for the following purposes:

     (1) To elect eight directors to serve until the 1997 Annual Meeting of Stockholders;

     (2) To approve the NeoStar Retail Group, Inc. 1996 Senior Executive Stock Option Plan;

     (3) To approve the appointment of auditors for the 1997 fiscal year; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at April 5, 1996. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

     Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly to The First National Bank of Boston. A return envelope is enclosed for that purpose.

                                             By Order of the Board of Directors
                                                      OPAL P. FERRARO
                                                         Secretary

Dated: April 25, 1996

                           NEOSTAR RETAIL GROUP, INC.
                            10741 KING WILLIAM DRIVE
                              DALLAS, TEXAS 75220

                                PROXY STATEMENT

                            ------------------------

     The accompanying Proxy is solicited by the Board of Directors of NeoStar Retail Group, Inc., a Delaware corporation (the "Company"), to be voted at the 1996 Annual Meeting of Stockholders to be held on May 30, 1996, and at any adjournments thereof. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 25, 1996. All references herein to fiscal 1997, 1996, 1995 and 1994 relate to the fiscal year ending February 1, 1997 and the fiscal years ended February 3, 1996, January 28, 1995 and January 29, 1994, respectively.

                               VOTING AND PROXIES

     Only holders of record of common stock of the Company at the close of business on April 5, 1996 shall be entitled to vote at the meeting. There were 14,938,397 shares of common stock, par value $.01 per share, of the Company ("Common Stock") issued and outstanding on the record date. Each share of Common Stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting by the Board of Directors of the Company. A quorum for the transaction of business at the Annual Meeting requires representation, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock. The inspector of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum.

     The eight nominees for directors of the Company receiving the highest vote totals will be elected as directors of the Company. Accordingly, abstentions and broker non-votes will not be included in the vote totals and will thus not affect the outcome of the vote. The approval and adoption of the NeoStar Retail Group, Inc. 1996 Senior Executive Stock Option Plan (the "Senior Executive Stock Option Plan") requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on such matter at the Annual Meeting. In determining whether the Senior Executive Stock Option Plan has received the requisite number of affirmative votes, an abstention has the same legal effect as a vote against the Senior Executive Stock Option Plan and broker non-votes are not counted as shares represented and entitled to vote with respect to such matter and therefore do not affect the outcome of the vote on the Senior Executive Stock Option Plan. All other matters to be voted on will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal in person or by proxy. Thus, abstentions and broker non-votes will not be included in the vote totals and will not effect the outcome of the vote.

                                  INTRODUCTION

     The Company was formed to effectuate the business combination of Babbage's, Inc., a Texas corporation ("Babbage's"), and Software Etc. Stores, Inc., a Delaware corporation ("Software") (the "Business Combination"). Pursuant to the Amended and Restated Agreement and Plan of Reorganization, dated as of September 23, 1994, among the Company, Software and Babbage's, the Business Combination was completed on December 16, 1994 and Babbage's and Software each became a wholly-owned subsidiary of the Company. As a result of the Business Combination, the shareholders of Babbage's received 1.3 shares of Common Stock for each share of Babbage's common stock and the stockholders of Software received one (1) share of Common Stock for each share of Software common stock. The outstanding options to purchase Babbage's common stock and Software common stock were assumed by the Company and converted into the right to purchase Common Stock in the same exchange ratios as set forth in the preceding sentence. The tables and information contained in this Proxy Statement have been adjusted to reflect (i) the conversion of the

Babbage's common stock and Software common stock into shares of Common Stock and
(ii) the assumption by the Company of the outstanding options to purchase Babbage's common stock and Software common stock and the conversion of such options into the right to purchase Common Stock.

                             ELECTION OF DIRECTORS

     At the meeting, eight directors are to be elected, each director to hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified. The proxies named in the accompanying Proxy, who have been designated by the Board of Directors, intend to vote for the following nominees for election as directors, unless otherwise directed. All nominees have indicated their willingness to serve for the ensuing term. If any nominee is unable or should decline to serve as a director at the date of the Annual Meeting, it is the intention of the persons named in the proxy to vote for such other person or persons as they in their discretion shall determine. The vote of a plurality of the shares of Common Stock present at the meeting and entitled to vote thereon will be necessary to elect the directors listed below. All of the nominees currently are directors of the Company. Certain information concerning the nominees, including all positions with the Company and principal occupations during the last five years, is set forth below:

     JAMES B. MCCURRY, age 47, has been the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in 1994. He also served as President of the Company from its incorporation in 1994 until March 1995. A co-founder of Babbage's, he devoted his full time to the organization and operation of Babbage's and served as Chairman of the Board of Babbage's from its incorporation in 1983 until the Business Combination. Mr. McCurry is currently a member of the boards of directors of Babbage's and Software. He also serves on the board of directors of Pacific Sunwear of California, Inc.

     DANIEL A. DEMATTEO, age 48, has served as a director of the Company since the Business Combination in 1994. Mr. DeMatteo has been President and Chief Operating Officer of the Company since March 1995 and had previously been Executive Vice President of the Company since its incorporation in 1994. Mr. DeMatteo has been President and Chief Executive Officer of Software since February 1991, a member of the Software Board of Directors since March 1992 and a member of the Babbage's Board of Directors since December 1994. He was Executive Vice President, Merchandising and Distribution, of Software from July 1989 to February 1991.

     R. RICHARD FONTAINE, age 53, has served as a director of the Company since the Business Combination in 1994. He was a member of the Software Board of Directors from June 1992 until the Business Combination. Mr. Fontaine is currently an independent retail consultant. He was the President and Chief Operating Officer of B. Dalton Bookseller bookstores and Executive Vice President of Barnes & Noble, Inc. ("Barnes & Noble") from February 1991 to July 1993. As such, he was responsible for the management of B. Dalton Bookseller bookstores, Scribners bookstores and Doubleday Book Shops. From July 1988 to February 1991, Mr. Fontaine was President and Chief Executive Officer of Software.

     JAN MICHIEL HESSELS, age 53, has served as a director of the Company since the Business Combination in 1994 and was a member of the Software Board of Directors from November 1991 until the Business Combination. Mr. Hessels has been the Chief Executive Officer of Vendex International, N.V. ("Vendex"), a Netherlands-based diversified company with interests in international retailing and business services, since June 1990. From January 1985 until January 1990, Mr. Hessels was President and Chief Executive Officer of N.V. Deli-Maatschappij, an international trading company, as well as a director of its parent company, Universal Corp. Mr. Hessels is also a director of Barnes & Noble, Dillard Department Stores, Inc., a U.S. retailing corporation, Yule Catto plc, a United Kingdom company with interests in chemicals and building materials, BAM Holding N.V., Schiphol Airport N.V., Royal Van Ommeren and Staahl Bank in the Netherlands.

     JOHN D. MILLER, age 67, has served as a director of the Company since the Business Combination in 1994 and was a member of the Babbage's Board of Directors from May 1993 until the Business Combination. Mr. Miller became Chief Executive Officer of The Dallas Market Center, the world's largest wholesale market center, in March 1992 and served in that capacity until he retired in May 1993. From May 1989 to

March 1992, Mr. Miller managed his personal investments. From 1987 to May 1989, he was Chairman of the Board and Chief Executive Officer of Lazarus Department Stores. From 1966 through 1986, Mr. Miller was Chairman of the Board and Chief Executive Officer of Sanger Harris Department Stores. Mr. Miller also serves on the board of directors of Kaiser Permanente.

     THOMAS G. PLASKETT, age 52, has served as a director of the Company since the Business Combination in 1994 and was a member of the Babbage's Board of Directors from August 1992 until the Business Combination. In May 1994, Mr. Plaskett joined the Board of Directors of Greyhound Lines, Inc. and is currently Chairman of the Board of Directors. From August 1994 until November 15, 1994, Mr. Plaskett served as its interim President and Chief Executive Officer. In 1992 Mr. Plaskett founded AMS Corporation, a consulting firm. Mr. Plaskett was the Chairman of the Pan Am Corporation ("Pan Am") from 1988 to 1992 and President of Pan Am from 1988 to October 1991. On January 8, 1991, Pan Am and its principal subsidiaries, including Pan American World Airways, Inc., filed for protection under the Federal bankruptcy laws. In connection with a plan of reorganization approved by the bankruptcy court, Mr. Plaskett resigned as Pan Am's President and Chief Executive Officer effective October 1, 1991 and as Chairman of its Board of Directors in January 1992. Mr. Plaskett serves on the boards of directors of Tandy Corporation and Smart & Final, Inc.

     LEONARD RIGGIO, age 55, has served as a director of the Company since the Business Combination in 1994 and was Chairman of the Board, Treasurer and a principal stockholder of Software from its inception in 1987 until the Business Combination. For more than the past five years, Mr. Riggio has been the President, a director and a principal stockholder of Barnes & Noble Bookstores, Inc., one of the largest operators of college bookstores in the country, and Chairman of the Board and a principal stockholder of Barnes & Noble, one of the nation's largest retailers of consumer books, consisting of Barnes & Noble superstores, Bookstop and Bookstar superstores, B. Dalton Bookseller bookstores, Doubleday Book Shops and Scribners bookstores. Mr. Riggio is also Chairman of the Board of MBS Textbook Exchange, Inc., one of the nation's largest wholesalers of new and used college textbooks.

     W. MITT ROMNEY, age 49, has been a member of the Board of Directors since June 1995 and was a member of the Babbage's Board of Directors from July 1986 until the Business Combination. Since May 1992 Mr. Romney has been the Chief Executive Officer of Bain Capital, Inc., a firm which manages certain venture capital funds. Mr. Romney has been a general partner and the managing partner of Bain Capital Partners, a California Limited Partnership, and of Bain Venture Capital, a California Limited Partnership, both general partners of venture capital limited partnerships, since September 1984 and October 1987, respectively. Mr. Romney served as CEO of Bain & Company, Inc. from 1990 to 1993, and now serves as a director with Bain & Company, Inc. Mr. Romney also serves on the boards of directors of Staples, Inc., Marriott International, Inc. and The Sports Authority, Inc.

                        INFORMATION CONCERNING DIRECTORS

     Each director of the Company who is not (i) an officer or employee of the Company or any of its affiliates or (ii) an affiliate of the Company (other than by reason of his serving on the Board of Directors) receives $18,000 per year for serving on the Company's Board of Directors and an option under the NeoStar Retail Group, Inc. 1995 Director Stock Option Plan to purchase 5,000 shares of Common Stock upon their initial election to the Board of Directors (or their election at the Company's 1995 Annual Meeting of Stockholders at which such plan was approved) and an additional 3,000 shares of Common Stock upon their reelection to the Board of Directors of the Company at a purchase price equal to the fair market value on the date of grant. In addition, all directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending board meetings. Messrs. Fontaine, Miller and Plaskett each received $18,000 and a stock option to purchase 5,000 shares of Common Stock at an exercise price of $12.00 per share for serving on the Board of Directors of the Company during fiscal 1996. Mr. Romney received $12,000 and a stock option to purchase 5,000 shares of Common Stock at an exercise price of $12.00 per share for serving on the Board of Directors of the Company during fiscal 1996.

     None of the directors, nominees for director or the executive officers of the Company has a family relationship with any of the other directors, nominees for director or executive officers of the Company.

     During fiscal 1996, the Board of Directors of the Company held four meetings and acted by unanimous written consent on two additional occasions. During fiscal 1996, all directors, except Messrs. Hessels and Miller, attended at least 75% of the aggregate of (i) the meetings of the Board of Directors and
(ii) the number of meetings held by all committees of the board on which such director served during the period for which such director was a member of such committee(s).

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee, Compensation Committee, Executive Committee, Nominating Committee and Stock Incentive Plan Committee.

     The Audit Committee of the Board of Directors consists of Messrs. Fontaine and Miller. The Audit Committee met one time during fiscal 1996. The functions of the Audit Committee are to (i) recommend the appointment of the independent auditors, (ii) review the arrangements for and scope of the annual audit, (iii) review and consider questions relating to the annual audit and the related reports, (iv) review internal accounting controls and audit procedures of the Company and (v) review related party transactions.

     The Compensation Committee of the Board of Directors consists of Messrs. Plaskett and Riggio. The Compensation Committee met one time during fiscal 1996. The functions of the Compensation Committee are to review and make recommendations concerning the compensation of the senior executive officers of the Company.

     The Executive Committee of the Board of Directors consists of Messrs. McCurry, DeMatteo, Plaskett and Riggio. The Executive Committee did not meet during fiscal 1996. Except as provided in the Delaware General Corporation Law, during intervals between meetings of the Board of Directors of the Company, the Executive Committee has and may exercise all of the powers and authority of the Board in the management and direction of the business and affairs of the Company (except the matters assigned to any other committee of the Board of Directors), in such manner as the Executive Committee deems in the best interests of the Company in all cases in which specific directions have not been given by the Board of Directors.

     The Nominating Committee of the Board of Directors consists of Messrs. McCurry and Riggio. The Nominating Committee did not meet during fiscal year 1996. The functions of the Nominating Committee are to recommend to the Board of Directors (i) the slate of nominees of directors to be elected by the stockholders, and any directors to be elected by the Board of Directors to fill vacancies, (ii) the directors to be selected for membership on the various board committees and (iii) the individual directors to be designated as chairs of board committees. The Nominating Committee will consider nominees recommended by the stockholders. Stockholders who desire to recommend qualified candidates should write to the Secretary of the Company at 10741 King William Drive, Dallas, Texas 75220 until June 30, 1996 and, after July 1, 1996, the Company's new executive offices at 2250 William D. Tate, Grapevine, Texas 76051.

     The Stock Incentive Plan Committee of the Board of Directors consists of Messrs. Plaskett and Riggio. The Stock Incentive Plan Committee met one time during fiscal 1996 and acted by unanimous written consent on three additional occasions. The Stock Incentive Plan Committee administers the NeoStar Retail Group, Inc. 1994 Stock Incentive Plan (the "Stock Incentive Plan") and authorizes the grant of stock awards under such plan. Subject to stockholder approval of the Senior Executive Stock Option Plan, the Stock Incentive Plan Committee also administers the Senior Executive Stock Option Plan.

                 SECURITIES HOLDINGS OF PRINCIPAL STOCKHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     Based upon information received from the persons concerned, each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, each director, each nominee for director, each of the named executive officers (as defined on page 7 hereof), and all directors and executive officers of the Company as a group, owned beneficially as of April 5, 1996, the number and percentage of outstanding shares of Common Stock indicated in the following table:

                                                                         SHARES OF
                                                                        COMMON STOCK
                         NAMES OF BENEFICIAL                         BENEFICIALLY OWNED
                          OWNER OR IDENTITY                            AS OF APRIL 5,       PERCENT
                             OF GROUP(1)                                    1996            OF CLASS
                        --------------------                        -------------------     --------
Leonard Riggio.......................................................      1,944,500          13.02%
  122 Fifth Avenue
  New York, N.Y. 10011
Vendex International N.V. ...........................................      2,125,000          14.23%
  De Klencke 6, 1083 HH
  Amsterdam, The Netherlands
GHS Management, Inc. ................................................      1,474,177(2)        9.87%
  8235 Douglas Avenue
  Dallas, Texas 75225
Warburg, Pincus Counsellors, Inc. ...................................      1,117,600(3)        7.48%
  466 Lexington Avenue
  New York, New York 10017
James B. McCurry.....................................................        618,400(4)        4.13%
Daniel A. DeMatteo...................................................         94,950(5)        *
R. Richard Fontaine..................................................         68,000(6)        *
Jan Michiel Hessels..................................................      2,125,000(7)       14.23%
John D. Miller.......................................................          8,958(8)        *
Thomas G. Plaskett...................................................          8,900(8)        *
W. Mitt Romney.......................................................         12,000(9)        *
Opal P. Ferraro......................................................         35,890(10)       *
Stanley A. Hirschman.................................................         31,333(11)       *
Roxanne M. Koepsell..................................................         31,375(12)       *
Directors and executive officers as a group (19 persons).............      2,939,543(13)      19.14%

- ---------------

   * Shares of Common Stock beneficially owned are less than one percent of class.

 (1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of the Common Stock shown as beneficially owned by them. Shares beneficially owned include currently exercisable stock options and stock options exercisable prior to June 4, 1996.

 (2) GHS Management, Inc. has sole voting power and sole dispositive power over 1,444,177 of the shares indicated. These shares are held by Falcon Fund, Ltd. and Quasar International Partners C.V. Falcon, which are managed by GHS Management, Inc. Mr. G. Houston Hall has sole voting power and sole dispositive power over 30,000 of the shares indicated, and shared voting power and shared dispositive power over 1,444,177 of the shares indicated. Mr. James C. Smith has shared voting power and shared dispositive power over 1,444,177 of the shares indicated. Mr. Hall and Mr. Smith serve as general partners of Falcon Fund, Ltd., a Texas limited partnership.

 (3) Warburg, Pincus Counsellors, Inc. has sole voting power over 581,600 of the shares indicated, shared voting power over 483,700 of the shares indicated, and no voting power with respect to the remaining 52,300 shares indicated. Warburg, Pincus Counsellors, Inc. has sole dispositive power over all of the shares indicated.

 (4) Includes 46,400 shares of Common Stock which he has the right to acquire under currently exercisable stock options and stock options exercisable prior to June 4, 1996 and 2,000 shares of Common Stock held in trust by Mr. McCurry for the benefit of his minor child and as to which Mr. McCurry disclaims beneficial ownership.

 (5) Includes 93,750 shares of Common Stock which he has the right to acquire under currently exercisable stock options and stock options exercisable prior to June 4, 1996.

 (6) Includes 65,000 shares of Common Stock which he has the right to acquire under currently exercisable stock options and stock options exercisable prior to June 4, 1996.

 (7) Jan Michiel Hessels, a director of the Company, is the Chief Executive Officer of Vendex. All of the shares indicated are owned by Vendex. Mr. Hessels disclaims any beneficial interest in such shares of Common Stock.

 (8) Each such person has currently exercisable options to purchase 8,900 shares of Common Stock.

 (9) Includes 5,000 shares of Common Stock which he has the right to acquire under currently exercisable stock options and stock options exercisable prior to June 4, 1996.

(10) Includes 35,890 shares of Common Stock which she has the right to acquire under currently exercisable stock options and stock options exercisable prior to June 4, 1996.

(11) Includes 30,333 shares of Common Stock which he has the right to acquire under currently exercisable stock options and stock options exercisable prior to June 4, 1996.

(12) Includes 29,375 shares of Common Stock which she has the right to acquire under currently exercisable stock options and stock options exercisable prior to June 4, 1996.

(13) Includes 416,625 shares of Common Stock which they have the right to acquire under currently exercisable stock options and stock options exercisable prior to June 4, 1996. Excludes any shares held by Vendex. See Note (7) above.

                            EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation in fiscal 1996 for the Company's Chairman of the Board, who acts as the Chief Executive Officer of the Company (the "CEO"), and the four most highly compensated executive officers of the Company (other than the CEO) who were serving as executive officers as of the end of fiscal 1996 (collectively, the "named executive officers"), as well as the total compensation paid to each individual for the Company's two previous fiscal years. The compensation set forth in this "Executive Compensation" section includes compensation paid to the named executive officers by Babbage's and Software prior to the Business Combination.

                          SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                              COMPENSATION(1)
                                                                                              ---------------
                                                            ANNUAL COMPENSATION                   AWARDS
                                                  ---------------------------------------     ---------------    ALL OTHER
                                                                               OTHER            SECURITIES        COMPEN-
               NAME AND                 FISCAL     SALARY      BONUS          ANNUAL            UNDERLYING        SATION
          PRINCIPAL POSITION             YEAR       ($)         ($)       COMPENSATION($)       OPTIONS(#)        ($)(4)
- --------------------------------------  ------    --------    --------    ---------------     ---------------    ---------
James B. McCurry......................   1996     $400,000          --            --               40,000         $ 4,000
  Chairman of the Board                  1995      275,000          --            --                   --             750
                                         1994      275,000          --            --               26,000             750
Daniel A. DeMatteo....................   1996     $350,000    $700,000(2)         --               40,000         $ 2,625
  President                              1995      265,000          --            --               18,000              --
                                         1994      242,294          --            --               14,000              --
Opal P. Ferraro.......................   1996     $195,000          --            --               25,000         $ 2,582
  Chief Financial Officer,               1995      160,000          --            --                   --             750
  Secretary and Treasurer                1994      160,000          --            --               15,600             750
Stanley A. Hirschman..................   1996     $167,200    $156,750(3)         --                7,000         $ 1,254
  Vice President -- Software Etc.        1995      145,600          --            --                2,000              --
    Stores                               1994      140,000          --            --                6,000              --
Roxanne M. Koepsell...................   1996     $150,000    $140,625(3)         --               15,000         $ 1,125
  Vice President -- Marketing            1995       95,000          --            --                6,000              --
                                         1994       85,000          --            --                6,000              --

- ---------------

(1) The Company made no restricted stock awards or LTIP payouts to the named executive officers during fiscal 1996, 1995 or 1994.

(2) Such amount was paid to Mr. DeMatteo in connection with the integration of the businesses of Babbage's and Software. See "-- Employment Agreements."

(3) Such amounts were paid to Mr. Hirschman and Ms. Koepsell as relocation bonuses for their move from Software's former headquarters in Minneapolis, Minnesota to the Company's present headquarters in Dallas, Texas in connection with the Business Combination. The amount was paid to Mr. Hirschman in fiscal 1997.

(4) The amount represents contributions to the Company's Employees 401(k) Savings Plan. Amounts do not include payments made by Software in connection with its company-wide group insurance plan which provides term life insurance policies for the benefit of each of the employees of Software.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options granted during fiscal 1996 to the named executive officers:

                                                                                        POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                               -----------------------------------------------------      ANNUAL RATES OF
                               NUMBER OF      % OF TOTAL                                    STOCK PRICE
                               SECURITIES      OPTIONS       EXERCISE                       APPRECIATION
                               UNDERLYING     GRANTED TO       PRICE                      FOR OPTION TERM
                                OPTIONS      EMPLOYEES IN    ($/SHARE)    EXPIRATION    --------------------
            NAME               GRANTED(1)    FISCAL YEAR        (2)          DATE       5%($)(3)    10%($)(3)
- -----------------------------  ----------    ------------    ---------    ----------    --------    --------
James B. McCurry.............    40,000          9.18%         $9.94        3/2/05      $250,090    $633,774
Daniel A. DeMatteo...........    40,000          9.18%         $9.94        3/2/05      $250,090    $633,774
Opal P. Ferraro..............    25,000          5.74%         $9.94        3/2/05      $156,307    $396,109
Stanley A. Hirschman.........     7,000          1.61%         $9.94        3/2/05      $ 43,766    $110,911
Roxanne M. Koepsell..........    15,000          3.44%         $9.94        3/2/05      $ 93,784    $237,665

- ---------------

(1) The options become exercisable in four equal installments beginning on the first anniversary of the date of grant. The options are nontransferable, other than by will or the laws of descent and distribution.

(2) The exercise price of all options is equal to the fair market value of the Common Stock on the date of grant.

(3) The information in these columns illustrates the value that may be realized upon exercise of the options granted during fiscal 1996 assuming the specified compound rates of appreciation of the Common Stock over the term of the options. The potential realizable value columns of the foregoing table do not take into account certain provisions of the options providing for termination of the option following termination of employment, nontransferability or vesting requirements.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table presents the value of unexercised options held by the named executive officers at the end of fiscal 1996.

                                                                        NUMBER OF
                                                                        SECURITIES           VALUE OF
                                                                        UNDERLYING         UNEXERCISED
                                                                       UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS AT          OPTIONS AT
                                            SHARES                        FISCAL              FISCAL
                                           ACQUIRED       VALUE        YEAR-END(#)        YEAR-END($)(2)
                                          ON EXERCISE    REALIZED    EXERCISABLE(E)/     EXERCISABLE(E)/
                  NAME                        (#)         ($)(1)     UNEXERCISEABLE(U)   UNEXERCISEABLE(U)
- ----------------------------------------  -----------    --------    ----------------    ----------------
James B. McCurry........................         --            --         36,400E            $      0E
                                                                          49,100U            $      0U
Daniel A. DeMatteo......................     20,000      $177,680         73,083E            $233,006E
                                                                          56,667U            $      0U
Opal P. Ferraro.........................         --            --         29,640E            $      0E
                                                                          30,460U            $      0U
Stanley A. Hirschman....................     17,600      $158,206         25,917E            $ 77,669E
                                                                          10,333U            $      0U
Roxanne M. Koepsell.....................         --            --         21,625E            $ 38,834E
                                                                          21,000U            $      0U

- ---------------

(1) Values are calculated by subtracting the exercise price from the fair market value of the Common Stock as of the date of exercise.

(2) Values are calculated by subtracting the exercise price from the fair market value of the Common Stock as of the fiscal year-end (based on the closing price of $4.125 per share on February 2, 1996).

EMPLOYEES' RETIREMENT PLAN.

     The Software Etc. Stores, Inc. Retirement Plan (the "Retirement Plan") was terminated effective July 31, 1995. The Retirement Plan was a defined benefit pension plan covering all full-time non-union employees of Software who were at least 21 years of age and who had completed at least one year of service and worked a minimum of 1,000 hours. Vesting occurred after five years of credited service. Benefits under the Retirement Plan were accrued through June 17, 1995.

     Employees who were active on July 31, 1995 and were fully vested in the Retirement Plan could choose between transferring the lump sum value of their Retirement Plan benefit into the NeoStar Retail Group, Inc. Employee's 401(k) Savings Plan (the "401(k) Plan"), or receiving the vested monthly Retirement Plan benefit at age 65. If the present value of an active employee's monthly vested pension benefit was less than or equal to $3,500.00, the benefit was paid as a lump sum payment in lieu of paying monthly benefits.

     Daniel DeMatteo, Stanley Hirschman and Roxanne Koepsell, formerly employees of Software, each transferred the lump sum value of their Retirement Plan benefit into the 401(k) Plan. The amounts transferred for the above-named officers were $73,873, $18,303 and $10,628, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1996, Messrs. Riggio and Plaskett were the members of the Compensation Committee. Except for the relationship between Mr. Riggio and the Company described below, neither of the directors of the Company who were members of the Compensation Committee are, or have been, officers or employees of the Company or had any other relationship with the Company since the beginning of fiscal 1996. See "Certain Transactions -- Transactions with Barnes & Noble" and "-- Transactions with Leonard Riggio and Vendex International N.V."

CERTAIN TRANSACTIONS

  Transactions with Barnes & Noble.

     Mr. Riggio is Chairman of the Board and a principal stockholder of Barnes & Noble. Software was organized in 1984 as a division of B. Dalton Bookstores, Inc. ("B. Dalton") which is currently a wholly-owned subsidiary of Barnes & Noble. Software became a separate corporation as of November 1, 1987 when B. Dalton sold all of the operating assets of its Software Etc. division to Software.

     As of February 3, 1996, the Company operated 81 leased multimedia departments located within Barnes & Noble book superstores. These 81 stores operate under an agreement the Company has with Barnes & Noble whereby the Company pays Barnes & Noble a fixed annual rent plus a share of profits (or less a share of losses) for such leased departments. As of February 3, 1996, the Company also operated an additional 39 stores within existing Barnes & Noble or
B. Dalton bookstores or stores for which Barnes & Noble is the landlord under an agreement whereby the Company pays a percentage rent of 7% of sales generated by these stores. During fiscal 1996, the aggregate rent paid for these 120 locations was approximately $2,451,000.

     Barnes & Noble has provided the Company with certain services, including real estate services. The Company reimbursed Barnes & Noble for its costs in connection with these services in the approximate amount of $310,000 in fiscal 1996.

     Through July 1, 1995, Barnes & Noble provided coverage to Software employees under certain of Barnes & Noble's employee benefit plans, subject to certain eligibility requirements. These plans provide dental, health, life and disability insurance. The Company paid approximately $723,000 to Barnes & Noble in fiscal 1996, which represented Software's pro rata share, based on the number of employees covered, of the costs of providing these services, including administrative expenses.

     Software's property, liability and workers compensation insurance is provided under policies which include Barnes & Noble and its affiliates. The Company paid Barnes & Noble approximately $783,000 in fiscal 1996 for the cost of providing such insurance.

     Software sublet approximately 30,000 square feet of office space from Barnes & Noble for use as Softwares principal executive offices and paid rent of approximately $265,000 in fiscal 1996. The lease term expired on December 31, 1995. Software is currently subleasing 9,450 square feet of such office space from Barnes & Noble pursuant to a lease effective from January 1, 1996 until August 31, 1996 which requires rental payments of approximately $5,906 per month.

  Transactions with Leonard Riggio and Vendex International N.V.

     Agreement Between Shareholders. Mr. Riggio and a trust for the benefit of certain of Mr. Riggio's family members and business associates (the "Riggio Family Trust") (together, the "Riggio Shareholders") and Vendex are parties to an Agreement Between Shareholders dated as of September 8, 1994 which provides, among other things, that, following the consummation of the Business Combination, (a) Vendex will vote its shares of Common Stock in favor of two nominees for director of the Company selected by the Riggio Shareholders ("Riggio Designees"); (b) the Riggio Shareholders will vote their shares of Common Stock in favor of two nominees for director of the Company selected by Vendex ("Vendex Designees"); (c) subject to fiduciary duties applicable to directors, the Riggio Shareholders and Vendex will take, and will cause their respective designated directors to take, such actions as shall effectuate the agreements set forth in (a) and (b) above; and (d) until September 8, 1997, neither Mr. Riggio nor Vendex will enter into an agreement with Mr. McCurry or Mr. Gary M. Kusin with respect to the voting of any security of the Company held by such party, Mr. McCurry and/or Mr. Kusin or with respect to the Board of Directors. The Riggio Designees for the 1996 Annual Meeting of Stockholders are Messrs. DeMatteo and Riggio. The Vendex Designees for the 1996 Annual Meeting of Stockholders are Messrs. Fontaine and Hessels.

     Registration Rights Agreement. The Company, Riggio, the Riggio Family Trust and Vendex entered into the Registration Rights Agreement on December 16, 1994 in connection with the Business Combination. Under the terms of the Registration Rights Agreement, Riggio, the Riggio Family Trust and Vendex (and their transferees) have the right to request ("Requested Registration") that the Company use its best efforts to register under the Securities Exchange Act of 1933, as amended, and during the Registration Period (as defined below) shares of Common Stock owned by each of them for sale in a firm commitment underwritten public offering. The Company is required to use its best efforts to register such shares, subject to certain conditions and limitations. Riggio, the Riggio Family Trust and Vendex are required to bear the expenses of each Requested Registration except in certain circumstances. Riggio, the Riggio Family Trust and Vendex have the right to an aggregate of two Requested Registrations during the term of the Registration Rights Agreement (the "Registration Period"), which is five years from the Effective Time; provided, however, that Riggio, the Riggio Family Trust and Vendex will not be entitled to more than one Requested Registration during the first three years of the Registration Period. If, in connection with the second Requested Registration, any of Riggio, the Riggio Family Trust or Vendex is unable to have registered all of his or its shares of Common Stock, then any of such parties may exercise a third Requested Registration covering not less than the number of shares of Common Stock excluded from the registration statement filed in connection with the second Requested Registration. The Company need not comply with a Requested Registration if the fair market value of the shares of the Common Stock requested to be registered does not equal or exceed $10,000,000 except where such Requested Registration covers all of the remaining shares of Common Stock owned by Riggio, the Riggio Family Trust and Vendex.

     In addition, under the terms of the Registration Rights Agreement, in the event that the Company proposes to register shares of Common Stock for its own account during the Registration Period, subject to certain exceptions and limitations, Riggio, the Riggio Family Trust and Vendex will be entitled to include their shares of Common Stock in such registration ("Piggyback Registration"). The Company has agreed to pay all expenses in connection with a Piggyback Registration except for the expenses of counsel, accountants and other advisors of Riggio, the Riggio Family Trust and Vendex, any underwriting discounts and commissions with respect to the shares of Common Stock included by Riggio, the Riggio Family Trust and Vendex, and certain other of their expenses.

     The Company and Riggio, the Riggio Family Trust and Vendex have agreed to certain customary indemnities in connection with registration pursuant to the Registration Rights Agreement.

  Arm's-Length Nature

     The Company believes that the transactions discussed above under "Transactions with Barnes & Noble" as well as the terms of any future transactions and agreements (including renewals of any existing agreements) between the Company and Barnes & Nobles, are and will be at least as favorable to the Company as could be obtained from unaffiliated parties. The Board of Directors will be advised in advance by the Chief Executive Officer of the Company of any such proposed transaction or agreement and will utilize such procedures in evaluating the terms and provisions of such proposed transaction or agreement as are appropriate in light of the fiduciary duties of the directors of the Company under Delaware law. In addition, the Company's Board of Directors has established an Audit Committee, which consists solely of two of the Company's independent directors, Messrs. Miller and Fontaine. One of the responsibilities of the Audit Committee is to review related party transactions. See "COMMITTEES OF THE BOARD OF DIRECTORS."

EMPLOYMENT AGREEMENTS

     The following is a summary of certain provisions of employment agreements, each dated December 16, 1994, between the Company and each of James B. McCurry and Daniel A. DeMatteo.

     Each of the employment agreements provides for a base salary which is subject to modification by the Board of Directors except that there will be no decreases in such base salary except in connection with salary reductions similarly affecting all senior executives of the Company. The base salaries of Messrs. McCurry and DeMatteo are $400,000 and $350,000, respectively, for fiscal 1997. See "Compensation Committee Report on Executive Compensation." Each employment agreement expires on December 16, 1997. In the event of a change in control of the Company (as defined in the employment agreement), the expiration date of each employment agreement is automatically extended to a date no earlier than 24 months following the date of such change in control. Each employment agreement provides that the executive is entitled to participate in any stock option, stock purchase, annual bonus, pension, profit sharing, life insurance and medical benefit plans and such other fringe benefits that may be applicable to the Company's senior executives.

     If the executive's employment is terminated by reason of his death, by the Company for Cause (as defined in his agreement) or Disability (as defined in his agreement), or by the executive for any reason other than (i) for Good Reason (as defined in his agreement), (ii) a change of control or (iii) voluntarily during the first two years of the term, then the executive will be entitled to his compensation through his date of termination plus all other amounts to which he is entitled under his employment agreement and under any compensation plan at the time such payments are due.

     If the executive's employment is terminated by the Company other than for Cause or Disability or by him (i) after a change of control, (ii) for Good Reason or (iii) voluntarily during the first two years of the term because he determines that his services to the Company are no longer warranted (and with the consent of the Board of Directors in the case of Mr. McCurry), then the executive will be entitled to receive, in a lump sum, his full base salary and all other amounts he is entitled to under the agreement which have accrued through the date of termination of the agreement, and an additional amount based upon a multiple of such executive's average annual compensation for the three fiscal years preceding the Business Combination. In the case of Messrs. McCurry and DeMatteo, such amount is $1,091,350 and $880,490, respectively. For Federal income tax purposes, Sections 162(m) and 280G of the Internal Revenue Code of 1986, as amended (the "Code"), may limit the deductibility of any such lump sum payment. In addition, pursuant to the terms of his employment agreement, Mr. DeMatteo received additional amounts of $700,000 in fiscal 1996 and $300,000 in fiscal 1997 upon the satisfactory performance of certain activities relating to the integration of the businesses of Software and Babbage's.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL

     During fiscal 1996, the Compensation Committee of the Board of Directors of the Company was comprised of Thomas G. Plaskett and Leonard Riggio, both of whom are non-employee directors of the Company. The functions of the Compensation Committee are to review and make recommendations concerning the compensation of executive officers of the Company.

     The objectives of the Company's overall executive compensation policy as administered by the Compensation Committee are to have compensation plans for executives that are designed to: (1) establish a direct correlation between executive pay and the creation of stockholder value and (2) motivate and retain executive officers. To achieve these objectives, the Company's executive compensation policies integrate annual base compensation with performance-based cash bonuses and appropriate long-term stock-based incentive rewards. The Compensation Committee believes that the fiscal 1996 compensation levels for the Company's executive officers were appropriate in light of these objectives.

EXECUTIVE COMPENSATION FOR FISCAL 1996

     Base Salary. A senior executive's base salary is established by the Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee considers James B. McCurry, Daniel A. DeMatteo and Opal
P. Ferraro to be the senior executive officers of the Company. The senior executive officers are responsible for reviewing and setting the base salaries of the other executive officers. The compensation paid to the Company's executive officers during fiscal 1996 included a base salary and medical and life insurance and 401(k) plan benefits generally available to all full-time employees of the Company.

     Prior to the Business Combination in 1994, Babbage's retained an executive compensation consulting firm to review compensation programs for the senior executive officers of Babbage's. After the Business Combination, the Company asked the consulting firm to update its review and advise the Compensation Committee with respect to compensation levels for the Company's senior executive officers, taking into consideration the Business Combination and the management structure of the Company.

     The consulting firm provided an advisory report to the Compensation Committee. Included in the report were compensation data, based primarily on publicly-reported and survey-based sources, for senior executive officers at other retail companies that, in the opinion of the consultants, were comparable.

     The Compensation Committee considered the report, as well as other factors, in preparing its recommendation to the Board of Directors on the base salaries of the senior executive officers for fiscal year 1996. The Board subsequently approved the Compensation Committee's recommendation. See "-- Employment Agreements."

     Performance-based Cash Bonus. On September 12, 1995, the Compensation Committee and the Board of Directors approved the NeoStar Retail Group, Inc. Fiscal 1996 Management Bonus Plan (the "1996 Bonus Plan") effective for fiscal 1996, covering James B. McCurry, Chief Executive Officer, Daniel A. DeMatteo, Chief Operating Officer, Opal P. Ferraro, Chief Financial Officer, vice presidents and certain other key members of management (hereinafter collectively referred to as the "Management"). The 1996 Bonus Plan was designed to provide incentives based upon the Company's performance for fiscal 1996 as measured against certain predetermined earnings objectives established by the Compensation Committee.

     In order to emphasize a positive link between enhanced stockholder value and incentive compensation, the 1996 Bonus Plan provided for bonus payments to the Management if specified levels of earnings per share, after bonuses and taxes (the "Minimum EPS" and the "Maximum EPS"), were achieved by the Company. The Minimum EPS established by the Compensation Committee was substantially higher than the Company's earnings per share for fiscal 1995, excluding the cost of the Business Combination. The potential size of the bonus pool to be allocated among eligible Management ranged from zero, if the Minimum EPS was not met, to a maximum of $1,120,000, if the Maximum EPS was met. In fiscal 1996, the Company did not achieve its Minimum EPS goals and, therefore, no bonuses were awarded under the 1996 Bonus Plan.

     Stock-Based Incentive Awards. The Compensation Committee and the Board of Directors believe stock-based incentive awards encourage and reward effective management actions that result in long-term corporate financial success, measured principally by increases in stockholder value. The NeoStar Retail Group, Inc. 1994 Stock Incentive Plan (the "Incentive Plan") is administered by the Stock Incentive Plan Committee. Currently, the members of the Stock Incentive Plan Committee are the same as the members of the Compensation Committee. To date, the Stock Incentive Plan Committee has granted only nonstatutory stock options under the Incentive Plan. The exercise price of stock options granted under the Incentive Plan has been equal to the fair market value of Common Stock on the date of grant and thus compensation pursuant to stock options is tied directly and exclusively to stock price performance. In determining the size of stock-based incentive awards to individual executives, the Stock Incentive Plan Committee considers a number of factors, including the level of the executive's job responsibilities, the executive's past performance, the executive's salary level, corporate performance and the size of prior grants. The Stock Incentive Plan Committee assigns no specific weight to any of the foregoing factors when making stock-based incentive awards.

     The Board of Directors adopted the Senior Executive Stock Option Plan on February 14, 1996, subject to the approval of such plan by the stockholders of the Company. The Stock Incentive Plan Committee will administer the Senior Executive Stock Option Plan. See "Approval of the Senior Executive Stock Option Plan."

     Chief Executive Officer. James B. McCurry, a co-founder of Babbage's and the Chairman of the Board of the Company, acts as Chief Executive Officer of the Company. In recognition of the value of Mr. McCurry's contributions to the Company, the goal of the Compensation Committee with respect to Mr. McCurry is to reward him for his role in the success of the Company and provide incentives for future corporate performance in line with the interests of the Company's stockholders. Mr. McCurry's compensation package for fiscal 1996 consisted of base salary, participation in the 1996 Bonus Plan and stock options. After consideration of the recommendation of the consulting firm and other factors, the Compensation Committee set Mr. McCurry's base salary at $400,000 for fiscal 1996. See "Employment Agreements." The Compensation Committee continues to evaluate the total compensation package for Mr. McCurry to insure that the Company is competitive in the external marketplace and reflective of the Company's and Mr. McCurry's performance.

                                            COMPENSATION COMMITTEE

                                            Thomas G. Plaskett
                                            Leonard Riggio

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

     The following graph shows a comparison of cumulative total stockholder returns for the Company, the University of Chicago Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Index for Nasdaq Retail Trade Stocks for the period from December 19, 1994 (the date on which the Common Stock began trading on the Nasdaq National Market subsequent to the Business Combination) to February 3, 1996. The comparison assumes $100 was invested on December 19, 1994 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The Company has paid no dividends during such period.

                                                  CRSP Index
                                                  for Nasdaq      CRSP Index
                                  NeoStar Re-    Stock Market     for Nasdaq
      Measurement Period          tail Group,     (US Compa-     Retail Trade
    (Fiscal Year Covered)            Inc.            nies)          Stocks
- --------------------------------------------------------------------------------
12/19/94                           100.0             100.0           100.0
01/27/95                           111.4             104.4            98.9
08/03/95                           144.3             135.6           114.3
02/02/96                            41.8             111.1           148.4

               APPROVAL OF THE SENIOR EXECUTIVE STOCK OPTION PLAN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING RESOLUTION:

     "RESOLVED, that the NeoStar Retail Group, Inc. 1996 Senior Executive Stock Option Plan adopted by the Board of Directors on February 14, 1996, be and hereby is approved, ratified and confirmed."

     On February 14, 1996, the Board of Directors of the Company adopted the Senior Executive Stock Option Plan. The Senior Executive Stock Option Plan became effective upon such approval, subject to the approval of such plan by the stockholders of the Company. The Senior Executive Stock Option Plan is intended to provide the Board of Directors with flexibility to adapt the compensation of senior executive officers of the Company (the "Senior Executive Officers") that the Stock Incentive Plan Committee, as the committee administering the plan (the "Committee"), determines is consistent with the purpose of the Senior Executive Stock Option Plan. The Senior Executive Stock Option Plan also provides the Committee with flexibility in determining the terms and conditions under which options ("Options") may be awarded.

     The Company, through the Senior Executive Stock Option Plan, seeks to motivate its Senior Executive Officers and to attract highly competent individuals whose judgment, initiative and continuing effort will contribute to the success of the Company.

     The complete text of the Senior Executive Stock Option Plan is set forth in Exhibit A to this Proxy Statement, which is incorporated herein by reference. The following summary of the material features of the Senior Executive Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to Exhibit A.

GENERAL

     Subject to the adjustment provisions described below, the maximum number of shares of Common Stock which may be made subject to Options granted under the Senior Executive Stock Option Plan is 800,000. Subject to the adjustment provisions described below, the maximum number of shares of Common Stock which may be subject to Options granted to any Senior Executive Officer in any fiscal year is 300,000 shares. The shares to be issued under the Senior Executive Stock Option Plan may be either treasury shares or newly issued shares. Any shares subject to an Option granted under the Senior Executive Stock Option Plan that lapse or are terminated or forfeited for any reason prior to exercise may be made subject to subsequent grants under the Senior Executive Stock Option Plan.

OPTIONS

     The Committee has full and final authority to select those Senior Executive Officers who will be granted Options. The Options granted under the Senior Executive Stock Option Plan may be Incentive Stock Options ("ISOs"), as defined in Section 422 of the Code, or options not qualifying for treatment as ISOs ("Nonstatutory Stock Options"). Subject to applicable provisions of the Code, the Committee determines the recipients of Options and the terms of the Options, including the number of shares for which an Option is granted, the term of the Option and the time(s) when the Option can be exercised. Restrictions on the exercise of an Option may, at the discretion of the Committee, be contained in the agreement with the participant or in the Committee's procedures. Each ISO must comply with all the requirements of Section 422 of the Code. The Committee may in its discretion waive any condition or restriction on the exercise of an Option and may accelerate the time at which any Option is exercisable.

     The price per share of Common Stock subject to an Option (the "Option Price") is set by the Committee. In the case of ISOs, the Option Price may not be less than the fair market value of Common Stock (as determined in good faith by the Committee) on the date of the grant of the ISOs; provided, however, the Option Price of an ISO granted to a Senior Executive Officer who owns 10% or more of the Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant of the ISOs. The Committee also determines the manner in which the Option Price of an Option may be paid, which may include the tender of cash or securities or the withholding of Common Stock or any other arrangement satisfactory to the Committee.

ADMINISTRATION OF THE SENIOR EXECUTIVE STOCK OPTION PLAN

     The Committee will administer the Senior Executive Stock Option Plan and will consist of members of the Board of Directors who are "disinterested persons" (as that term is defined in the rules and regulations under Section 16 of the Exchange Act) and "outside directors" (as that term is defined in the regulations promulgated under Section 162(m) of the Code, as may be modified or amended). Within the limits of the Senior Executive Stock Option Plan, the Committee determines the amounts, times, forms, terms and conditions of grants under the Senior Executive Stock Option Plan. Participation in the Senior Executive Stock Option Plan is determined by the Committee and is limited to senior executive officers of the Company. As of the date of this Proxy Statement, the only senior executive officers of the Company eligible to participate in the Senior Executive Stock Option Plan are James B. McCurry, Daniel A. DeMatteo and Opal P. Ferraro. The cost of administering the Senior Executive Stock Option Plan will be borne solely by the Company. Generally, no member of the Board of Directors or the Committee will be liable for any action or determination taken or made with respect to the Senior Executive Stock Option Plan. In addition, the Company will indemnify the Board of Directors and the Committee against any losses in connection with administration of the Senior Executive Stock Option Plan.

     As a condition to any grant under the Senior Executive Stock Option Plan, each participant must enter into an agreement containing such terms and conditions relating to such grant as shall be determined by the Committee consistent with the terms of the Senior Executive Stock Option Plan. In addition, the Committee may from time to time establish procedures governing the administration of the Senior Executive Stock Option Plan and terms and conditions related to the grant of awards under the Senior Executive Stock Option Plan.

     The Board of Directors may at any time amend, suspend or terminate the Senior Executive Stock Option Plan without stockholder approval or approval of participants, except that (i) stockholder approval is required if any action may increase the total number of shares of Common Stock subject to the Senior Executive Stock Option Plan (other than pursuant to the adjustment provisions of the Senior Executive Stock Option Plan) and (ii) as described below, the approval of participants is required if certain modifications are to be made following an event effectively constituting a change in control of the Company. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the Committee shall make such adjustments, if any, to outstanding grants and the Senior Executive Stock Option Plan as it deems appropriate.

     The Senior Executive Stock Option Plan contains a self-operative provision that modifies any term of the Senior Executive Stock Option Plan that varies from or conflicts with any applicable Federal or state securities laws and regulations in effect from time to time so that such term conforms to and complies with such laws.

     The Senior Executive Stock Option Plan contains provisions to enable the Company to satisfy its tax withholding obligations pursuant to such arrangements as are satisfactory to the Committee. The Committee may permit participants to pay such taxes through the tender of cash or securities or the withholding of Common Stock or any other arrangement satisfactory to the Committee.

CHANGE OF CONTROL PROVISIONS

     Options under the Senior Executive Stock Option Plan that are otherwise subject to vesting over a period of time can, under certain circumstances, become fully and immediately exercisable upon certain events effectively constituting a Change of Control (as defined in the Senior Executive Stock Option Plan) of the Company (the date of which any such event occurs is referred to as a "Trigger Date").

     The Senior Executive Stock Option Plan also provides that upon the occurrence of a Trigger Date, participants have a 90-day period during which they may settle outstanding Options for cash. In the case of an Option granted less than six months prior to the Trigger Date to a participant subject to the restrictions imposed under Section 16(b) of the Exchange Act, the period during which Options could be so settled would be from the Trigger Date until 90 days after the end of the six-month period following the date such Option was granted. Such cash settlements would be made pursuant to provisions designed to give participants the benefit of the higher of (i) the highest price paid or to be paid for shares of Common Stock in connection with the events related to the occurrence of the Trigger Date and (ii) the highest market price for shares of Common Stock during the period beginning 90 days prior to the Trigger Date and ending on the date a participant elects to exercise such cash settlement right. Such cash settlement rights of a participant may be exercised notwithstanding the termination of the participant's employment with the Company.

     Any termination or modification of the Senior Executive Stock Option Plan after a Trigger Date may not adversely affect the cash settlement rights of a participant in respect of such Trigger Date without such participant's consent. The Committee may, prior to a Trigger Date, provide that such cash settlement rights shall automatically be deemed exercised upon the occurrence of a Trigger Date. The provision of such cash settlement rights in respect of Options granted under the Senior Executive Stock Option Plan will not reduce the number of shares available for grant under the Senior Executive Stock Option Plan.

     The Change of Control provisions in the Senior Executive Stock Option Plan may cause a possible merger, takeover of the Company, acquisition of control of the Company by a principal stockholder or change in management to be more expensive than it would be in the absence of such provisions. The Senior Executive Stock Option Plan is not being proposed in response to any present actions known to the Board of Directors. The Board of Directors believes that on balance the Senior Executive Stock Option Plan will be of significant benefit to the Company and its stockholders.

NEW PLAN BENEFITS TABLE

     On February 14, 1996, the Committee granted the following Options under the Senior Executive Stock Option Plan, subject to stockholder approval of the Senior Executive Stock Option Plan:

                               New Plan Benefits
                    1996 Senior Executive Stock Option Plan

                                                                        NUMBER OF SECURITIES
                            NAME AND POSITION                           UNDERLYING THE OPTION
    ------------------------------------------------------------------  ---------------------
    James B. McCurry..................................................         200,000
      Chairman of the Board
    Daniel A. DeMatteo................................................         200,000
      President
    Opal P. Ferraro...................................................         100,000
      Chief Financial Officer, Secretary and Treasurer
    Total Senior Executive Group......................................         500,000

     The exercise price of such Options is $4.125 per share, the fair market value of the Common Stock on such date. Such Options vest in three (3) equal installments on the first, second and third anniversaries of the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

     A publicly-held corporation may not, subject to limited exceptions, deduct for Federal income tax purposes certain compensation paid to an executive officer who is the chief executive officer or one of the four other highest paid executive officers in excess of $1 million in any taxable year (the "$1 million cap"). In general, compensation received on account of the exercise of options that were granted on or prior to February 17, 1993 will not be subject to the $1 million cap. Also, certain other performance-based compensation may not be subject to the $1 million cap. Compensation attributable to the exercise of Options granted after February 17, 1993, however, may be counted in determining whether the $1 million cap has been exceeded in any taxable year if such compensation does not qualify as performance-based compensation. The Company believes that any Options to be granted under the Senior Executive Stock Option Plan with an exercise price at or above the fair market value of the Common Stock on the date of grant will qualify as performance-based compensation and not be subject to the $1 million cap.

     Under the Code, a participant receiving a Nonstatutory Stock Option generally does not recognize taxable income upon the grant of the Option. A participant does, however, recognize ordinary income upon the exercise of a Nonstatutory Stock Option to the extent that the fair market value of Common Stock on the date of exercise exceeds the Option Price. The Company may deduct for Federal income tax purposes (subject to the $1 million cap, if applicable, and subject to satisfying the Federal income tax reporting requirements) an amount equal to the ordinary income so recognized by the participant. Upon the subsequent sale of the shares acquired pursuant to a Nonstatutory Stock Option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant. There will be no tax consequences to the Company upon the subsequent sale of shares acquired pursuant to a Nonstatutory Stock Option.

     The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the employment requirements specified in the Code are satisfied, although such exercise may give rise to alternative minimum tax for the participant. In addition, if the participant does not dispose of Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon the subsequent sale of Common Stock will be a long-term capital gain or loss, assuming the shares represent a capital asset in the participant's hands.

     The statutory holding period for Common Stock acquired pursuant to the exercise of an ISO is the later of two years from the date the ISO is granted or one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the ISO. If the employment and statutory holding period requirements are satisfied, the Company may not claim any Federal income tax deduction upon the grant of the ISO, the exercise of the ISO or the subsequent sale of Common Stock received upon exercise of the ISO. If these requirements are not satisfied, the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of Common Stock on the date of exercise minus the Option Price, and (ii) the amount realized on disposition minus the Option Price. The Company may deduct for Federal income tax purposes (subject to the $1 million cap, if applicable) an amount equal to the ordinary income so recognized by the participant.

     If the exercisability of an Option is accelerated, or special cash settlement rights are triggered and exercised, as a result of a Change of Control, all or a portion of the value of the relevant award at that time may be a "parachute payment" for purposes of determining whether a 20% excise tax is payable by the participant as a result of the receipt of an "excess parachute payment" pursuant to Section 4999 of the Code. Also, the Company will not be entitled to an income tax deduction for the portion of any parachute payment which is subject to the excise tax.

OTHER MATTERS

     The adoption of the Senior Executive Stock Option Plan will not affect any other incentive or compensation plan (including plans providing for the grant of stock options, stock appreciation rights or restricted stock) in effect, or which may at a later date become effective, for directors, officers or employees of the Company or its subsidiaries. In addition, the Senior Executive Stock Option Plan will not preclude the Company or its subsidiaries from establishing any other forms of incentive or other compensation (including stock options, stock appreciation rights or restricted stock awards) for their directors, officers or employees, or from assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition of the business or assets of any person or entity.

APPROVAL

     In the opinion of the Board of Directors, the Senior Executive Stock Option Plan will be of significant benefit to the Company in providing an incentive for senior executive officers to remain in the employ of the Company and in stimulating the active interest of such persons in the development and financial success of the Company. The management of the Company recommends that the stockholders vote FOR the adoption of the Senior Executive Stock Option Plan. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the adoption of the Senior Executive Stock Option Plan.

                       TIMELINESS OF CERTAIN SEC FILINGS

     Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or in respect of fiscal 1996, W. Mitt Romney and Ronald E. Freeman were late in filing a Form 3 and a Form 4, respectively, with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

                            APPOINTMENT OF AUDITORS

     Upon the recommendation of its Audit Committee, the Board of Directors of the Company appointed Ernst & Young LLP ("Ernst & Young") to audit the financial statements of the Company and its subsidiaries for fiscal 1997. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Approval of the appointment of auditors is not a matter which is required to be submitted to a vote of stockholders, but the Board of Directors considers it appropriate for the stockholders to express or withhold their approval of the appointment. If stockholder approval should be withheld, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors recommends that the stockholders approve the appointment of Ernst & Young. The affirmative vote of a majority of the shares present at the meeting and entitled to vote thereon is required for approval of the appointment of Ernst & Young.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting must be received in writing by the Company at its principal executive offices not later than December 27, 1996. The Company's principal executive offices are located at 10741 King William Drive, Dallas, Texas 75220. After July 1, 1996, the Company's principal executive offices will be located at 2250 William D. Tate, Grapevine, Texas 76051.

                               PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

     The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

                                 OTHER MATTERS

     No business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company. If any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his or her place in what they consider the best interests of the Company.

     UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED HEREUNDER, THE COMPANY WILL FURNISH WITHOUT CHARGE TO SUCH PERSON A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS THERETO, FOR FISCAL 1996. SUCH WRITTEN REQUEST IS TO BE DIRECTED TO THE ATTENTION OF OPAL P. FERRARO, SECRETARY, NEOSTAR RETAIL GROUP, INC., 10741 KING WILLIAM DRIVE, DALLAS, TEXAS 75220.

                                            By Order of the Board of Directors
                                            OPAL P. FERRARO
                                            Secretary

Dated: April 25, 1996

                                                                       EXHIBIT A

                           NEOSTAR RETAIL GROUP, INC.
                    1996 SENIOR EXECUTIVE STOCK OPTION PLAN

                           NEOSTAR RETAIL GROUP, INC.

                                 DALLAS, TEXAS

                          EFFECTIVE FEBRUARY 14, 1996

                           NEOSTAR RETAIL GROUP, INC.
                    1996 SENIOR EXECUTIVE STOCK OPTION PLAN

                               TABLE OF CONTENTS

ARTICLE   SECTION                                                                            PAGE
- --------  -------                                                                            ----
       I            DEFINITIONS............................................................. A-1
            1.01    Board or Board of Directors............................................. A-1
            1.02    Change of Control....................................................... A-1
            1.03    Change of Control Exercise Period....................................... A-1
            1.04    Code.................................................................... A-1
            1.05    Committee............................................................... A-1
            1.06    Company................................................................. A-1
            1.07    Disinterested Person.................................................... A-1
            1.08    Effective Date.......................................................... A-1
            1.09    Event Price............................................................. A-1
            1.10    Exchange Act............................................................ A-1
            1.11    Fair Market Value....................................................... A-1
            1.12    Incentive Stock Option.................................................. A-1
            1.13    Nonstatutory Stock Option............................................... A-1
            1.14    Option.................................................................. A-1
            1.15    Option Price............................................................ A-1
            1.16    Outside Director........................................................ A-2
            1.17    Participant............................................................. A-2
            1.18    Plan.................................................................... A-2
            1.19    Securities Act.......................................................... A-2
            1.20    Senior Executive Officer................................................ A-2
            1.21    Stock................................................................... A-2
            1.22    Stock Option Agreement.................................................. A-2
            1.23    Subsidiary.............................................................. A-2
            1.24    Trigger Date............................................................ A-2
      II            PARTICIPATION........................................................... A-2
            2.01    Participation........................................................... A-2
            2.02    Limitation on Grants to Individual Participant.......................... A-2
     III            SHARES OF STOCK SUBJECT TO PLAN......................................... A-2
            3.01    Limitations............................................................. A-2
            3.02    Availability of Shares Once Issued Under Plan........................... A-2
            3.03    Adjustments to Options Once Issued...................................... A-3
            3.04    Grants and Agreement.................................................... A-3
      IV            OPTIONS................................................................. A-3
            4.01    Options; Grant and Exercise............................................. A-3
            4.02    Nonstatutory Stock Options.............................................. A-3
            4.03    Vesting of Options...................................................... A-3
       V            INCENTIVE STOCK OPTIONS................................................. A-3
            5.01    General................................................................. A-3
            5.02    Terms and Conditions of Incentive Stock Options......................... A-3
      VI            STOCK CERTIFICATES...................................................... A-4
            6.01    Stock Certificates...................................................... A-4
     VII            PLAN ADMINISTRATION..................................................... A-5
            7.01    Plan Administration..................................................... A-5

ARTICLE   SECTION                                                                            PAGE
- --------  -------                                                                            ----
    VIII            MISCELLANEOUS PROVISIONS................................................ A-5
            8.01    Applicable Law.......................................................... A-5
            8.02    Expenses................................................................ A-5
            8.03    Gender and Number....................................................... A-5
            8.04    Headings Not Part of Plan............................................... A-5
            8.05    Indemnification......................................................... A-5
            8.06    Limitation of Rights.................................................... A-5
            8.07    No Distribution, Compliance with Legal Requirements..................... A-6
            8.08    Timing of Grants........................................................ A-6
            8.09    Non-Assignability....................................................... A-6
            8.10    Nontransferability...................................................... A-6
            8.11    Other Compensation Plans................................................ A-6
            8.12    Plan Binding on Successors.............................................. A-6
            8.13    Tax Withholding......................................................... A-6
            8.14    Non-Contravention of Securities Laws.................................... A-6
            8.15    Unenforceability of a Particular Provision.............................. A-6
      IX            CHANGE OF CONTROL....................................................... A-7
            9.01    Acceleration............................................................ A-7
            9.02    Special Rights.......................................................... A-7
            9.03    Limitation on Special Rights............................................ A-7
            9.04    Termination of Participant; Modification of Plan........................ A-7
            9.05    Event Price............................................................. A-7
            9.06    Change of Control....................................................... A-8
       X            PERMANENCY OF THIS PLAN AND PLAN TERMINATION............................ A-9
           10.01    Effective Date.......................................................... A-9
           10.02    Termination, Amendment, and Modification of Plan........................ A-9

                           NEOSTAR RETAIL GROUP, INC.
                    1996 SENIOR EXECUTIVE STOCK OPTION PLAN

     The purpose of this Plan is to advance the interests of the Company and its stockholders by assuring that certain senior executive officers of the Company and its Subsidiaries have a significant equity interest in the Company by the grant of Options to them under the terms set forth herein. The Company seeks to motivate and retain present senior executive officers as well as attract highly competent individuals whose judgment, initiative, leadership, and continued effort will contribute to the success of the Company and its Subsidiaries. The Company believes that this Plan will contribute to that end.

                                   ARTICLE I

                                  DEFINITIONS

For purposes of the Plan:

     1.01 Board or Board of Directors. The term "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

     1.02 Change of Control. The term "Change of Control" shall mean that term as defined in Section 9.06 hereof.

     1.03 Change of Control Exercise Period. The term "Change of Control Exercise Period" shall mean that term as defined in Section 9.02 hereof.

     1.04 Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute, provided any specific reference herein to a section of the Code will, to the extent applicable, refer to the corresponding section or provision of any such successor statute.

     1.05 Committee. The term "Committee" shall mean a Committee of the Board appointed by the Board consisting of at least two (2) members of the Board of Directors, each of whom is both a Disinterested Person and an Outside Director.

     1.06 Company. The term "Company" shall mean NeoStar Retail Group, Inc., a Delaware corporation, and any successor thereof.

     1.07 Disinterested Person. The term "Disinterested Person" shall have the meaning set forth in Rule 16b-3 promulgated under the Exchange Act.

     1.08 Effective Date. The term "Effective Date" shall mean February 14,
1996.

     1.09 Event Price. The term "Event Price" shall mean that term as defined in
Section 9.05 hereof.

     1.10 Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     1.11 Fair Market Value. The term "Fair Market Value" shall mean the closing bid price on any given date or, if no Stock is traded on such date, the most recent prior date on which Stock was traded, as quoted on the Nasdaq National Market.

     1.12 Incentive Stock Option. The term "Incentive Stock Option" shall have the meaning given to it by Section 422 of the Code and as further defined in
Article V hereof.

     1.13 Nonstatutory Stock Option. The term "Nonstatutory Stock Option" shall mean any Option granted by the Company pursuant to this Plan which is not an Incentive Stock Option.

     1.14 Option. The term "Option" shall mean an option granted by the Company to purchase Stock pursuant to the provisions of this Plan and the related Stock Option Agreement executed pursuant hereto.

     1.15 Option Price. The term "Option Price" shall mean the price per share of Stock purchasable under an Option. The Option Price of an Option shall be determined by the Committee at the time of grant but, in the case of an Incentive Stock Option, shall not be less than the Fair Market Value on the date of grant, unless the Participant who is granted an Incentive Stock Option owns more than ten percent (10%) of the Stock or more than ten percent (10%) of the voting stock of any Subsidiary, in which case the Option Price shall not be less than one hundred and ten percent (110%) of the Stock's Fair Market Value on the date of grant.

     1.16 Outside Director. The term "Outside Director" shall have the meaning given to it in the regulations promulgated under Section 162(m) of the Code, as may be modified or amended from time to time.

     1.17 Participant. The term "Participant" shall mean a Senior Executive Officer who has received an Option hereunder.

     1.18 Plan. The term "Plan" shall mean the NeoStar Retail Group, Inc. 1996 Senior Executive Stock Option Plan.

     1.19 Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     1.20 Senior Executive Officer. The term "Senior Executive Officer" shall mean a senior executive officer of the Company or any Subsidiary, including, without limitation, the Chairman of the Board, President, any Vice President, the Secretary and the Treasurer of the Company.

     1.21 Stock. The term "Stock" shall mean common stock, par value $.01 per share, issued by the Company.

     1.22 Stock Option Agreement. The term "Stock Option Agreement" shall mean the agreement as described in Section 3.04 of this Plan between the Company and the Participant under which such Participant receives an Option pursuant to this Plan.

     1.23 Subsidiary. The term "Subsidiary" shall mean any corporation of which more than fifty percent of the outstanding shares of voting stock are beneficially owned directly or indirectly by the Company.

     1.24 Trigger Date. The term "Trigger Date" shall mean the date on which a Change of Control occurs.

                                   ARTICLE II

                                 PARTICIPATION

     2.01 Participation. A grant under this Plan may be made by the Committee to any Senior Executive Officer.

     2.02 Limitations on Grants to Individual Participant. Subject to adjustments pursuant to the provisions of Section 3.03 hereof, the number of shares of Stock which may be covered by Options granted hereunder to any Participant during any fiscal year shall not exceed 300,000 shares. If an Option is cancelled, the cancelled Option shall continue to be counted toward such 300,000 share limit for the year granted. An Option that is repriced during any fiscal year shall be treated as the cancellation of such Option and a grant of a new Option for purposes of the 300,000 limit for that fiscal year.

                                  ARTICLE III

                        SHARES OF STOCK SUBJECT TO PLAN

     3.01 Limitations. Subject to Section 3.02 and adjustments pursuant to the provisions of Section 3.03 hereof, the number of shares of Stock covered by Options which may be granted hereunder to Participants under all Options shall not exceed 800,000 shares.

     3.02 Availability of Shares Once Issued Under Plan. Once an Option has lapsed, terminated or been forfeited, the Committee shall have the sole discretion to grant a new Option to any Senior Executive Officer, covering the number of shares to which such lapsed, terminated or forfeited Option related.

     3.03 Adjustments to Options Once Issued. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation or other entity by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, or stock dividend, the Committee shall make such corresponding adjustments, if any, as deemed appropriate in its sole discretion. In such event, the Committee may adjust the number and kind of shares which may be granted under this Plan, the maximum number and kind of shares which may be granted to any one eligible Participant, and the number, the Option Price, and the kind of shares or property subject to each outstanding grant.

     3.04 Grants and Agreement. Each grant of an Option under this Plan shall be evidenced by a written Stock Option Agreement dated as of the date of the grant and executed by the Company and the Participant. The Stock Option Agreement shall set forth the terms and conditions of such Option, as may be determined by the Committee consistent with this Plan, and shall indicate whether the Option that it evidences is intended to be an Incentive Stock Option or a Nonstatutory Stock Option.

                                   ARTICLE IV

                                    OPTIONS

     4.01 Options; Grant and Exercise. The Committee shall have full and final authority to select those Senior Executive Officers who will be granted Options. Subject to Federal and state statutes then applicable, the terms and procedures by which an Option may be exercised shall be set forth in the Participant's Stock Option Agreement or in procedures established by the Committee. The Committee may permit payment of the Option Price to be made through the tender of cash or securities, the withholding of Stock, or any other arrangement satisfactory to the Committee.

     4.02 Nonstatutory Stock Options. The Committee may grant Nonstatutory Stock Options to Senior Executive Officers under this Plan. The grant of Nonstatutory Stock Options shall be designated as such in a Participant's Stock Option Agreement. Such Nonstatutory Stock Options must comply with all requirements of this Plan except for those contained in Article V hereof.

     4.03 Vesting of Options. The Stock Option Agreement shall specify the date or dates on which the Participant may begin to exercise all or a portion of his Option. To the extent not exercised, the vested portion of the Option shall be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option terminates. Notwithstanding the terms of any Stock Option Agreement, the Committee at any time may accelerate such date or dates and otherwise waive or amend any conditions of the Option. A Participant's subsequent transfer or disposition of any Stock secured through the exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities laws.

                                   ARTICLE V

                            INCENTIVE STOCK OPTIONS

     5.01 General. All Incentive Stock Options shall comply with all of the restrictions and limitations set forth in Section 422 of the Code and this Article. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Nonstatutory Stock Option.

     5.02 Terms and Conditions of Incentive Stock Options. Notwithstanding any other provision of this Plan, Incentive Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, which shall include the following:

          (a) The Option Price shall be an amount as provided in Section 1.15 hereof.

          (b) No Incentive Stock Option shall be exercisable after the lapse of ten (10) years from the date such Incentive Stock Option is granted; provided, however, if the Participant owns more than ten percent (10%) of the Stock or of the voting stock of any Subsidiary, such Participant's Incentive Stock Option shall not be exercisable after the lapse of five (5) years from the date such Incentive Stock Option is granted.

          (c) Except as provided in this Subsection 5.02(c) and Subsections 5.02(d) and (e) hereof, all Incentive Stock Options granted to a Participant shall terminate upon the lapse of three (3) months from the date the Participant's service with the Company terminates; provided, however, if the Participant's service with the Company terminates as a result of the Participant's disability, such Incentive Stock Options shall terminate upon the lapse of one year from the date that the Participant's service with the Company terminates as a result of such disability.

          (d) An Incentive Stock Option shall not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of by the Participant otherwise than by will or the laws of descent and distribution, and an Incentive Stock Option may be exercisable, during the Participant's lifetime, only by him. Upon the death of a Participant who has been granted an Incentive Stock Option, any Incentive Stock Option exercisable on the date of death may be exercised by the Participant's estate or by a person who acquires the right to exercise such Incentive Stock Option pursuant to the Participant's will or by the laws of descent and distribution, provided that the exercise of the Incentive Stock Option occurs within both the remaining term of the Incentive Stock Option and one year after the Senior Executive Officer's death. The provisions of this Section 5.02(d)shall apply notwithstanding that the Participant's employment may have terminated prior to death, but only to the extent that such Incentive Stock Option is exercisable on the date of death.

          (e) The grant of an Incentive Stock Option may provide, in the Committee's discretion, that if the provisions of this Article V are not satisfied, the Option granted shall not lapse and the Option shall be classified as a Nonstatutory Stock Option.

                                   ARTICLE VI

                               STOCK CERTIFICATES

     6.01 Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock upon the exercise of any Option or of any portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing or quotation on all stock exchanges or automated quotation systems on which the Stock is then listed or quoted, if any;

          (b) The completion of any registration or other qualification of such shares under any Federal or state law, under the rulings or regulations of the Securities and Exchange Commission, or under any other governmental regulatory agency which the Committee shall in its sole discretion determine to be necessary or advisable;

          (c) The obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience.

     If these conditions are not satisfied the Participant may lose his rights to such Stock as determined by the Committee.

                                  ARTICLE VII

                              PLAN ADMINISTRATION

     7.01 Plan Administration. This Plan and all Stock Option Agreements shall be administered, and all Options granted to Senior Executive Officer under this Plan shall be granted, by the Committee. The Committee shall have full authority and absolute sole discretion:

          (a) To determine, consistent with the provisions of this Plan, which of the Senior Executive Officers shall be granted Options; the form and terms of such Options; the timing of such grants; the number of shares subject to each Option and the Option Price of Stock covered by each Option; and the period over which the Option to Senior Executive Officers shall become and remain exercisable;

          (b) To construe and interpret this Plan and the Stock Option
     Agreements;

          (c) To determine the terms and provisions of each respective Stock Option Agreement, which need not be identical.

          (d) To make all other determinations and take all other actions deemed necessary or advisable for the proper administration of this Plan; and

          (e) To adopt, alter, and repeal such rules, guidelines, and practices for administration of this Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of this Plan and any Option (including related Stock Option Agreements); to make all determinations it deems advisable for the administration of this Plan; to decide all disputes arising in connection with this Plan; and to otherwise supervise the administration of this Plan.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.01 Applicable Law. To the extent that state law shall not have been preempted by any laws of the United States, this Plan shall be construed, regulated, interpreted and administered according to the laws of the State of Delaware.

     8.02 Expenses. The cost of benefit payments from this Plan and the expenses of administering this Plan shall be borne by the Company.

     8.03 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

     8.04 Headings Not Part of Plan. Headings of Articles and Sections are inserted for convenience and reference; they constitute no part of this Plan.

     8.05 Indemnification. No member of the Board of Directors or the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan nor shall any member of the Board of Directors or the Committee be liable for any Stock Option Agreement issued pursuant to this Plan or any grants under it. Without limiting any other rights to indemnification, each member of the Board of Directors and of the Committee shall be indemnified by the Company against any losses incurred in such administration of this Plan to the fullest extent permitted by the Delaware General Corporation Law, as amended.

     8.06 Limitation of Rights. Neither the adoption and maintenance of this Plan or Stock Option Agreement nor anything contained herein, shall with respect to any Participant, be deemed to:

          (a) limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment, or

          (b) create any contract or other right or interest under this Plan or in any funds hereunder other than as specifically provided in this Plan and a Stock Option Agreement.

     8.07 No Distribution, Compliance with Legal Requirements. The Committee may require each Participant acquiring shares pursuant to the exercise of an Option to represent to and agree with the Company in writing that such Participant is acquiring the shares without a view to distribution thereof in violation of applicable securities laws. No shares of Stock shall be issued pursuant to the exercise of an Option until all applicable securities law and other legal and stock exchange or other listing requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Options as it deems appropriate.

     8.08 Timing of Grants. All Options granted under this Plan shall be granted on or prior to February 13, 2006.

     8.09 Non-Assignability. A Participant's interest under this Plan shall not be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

     8.10 Nontransferability. An Option shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution. During the lifetime of the Participant, such Option shall be exercisable or perfected only by the Participant in accordance with the terms of this Plan and the Stock Option Agreement.

     8.11 Other Compensation Plans. The adoption of this Plan shall not affect any other existing or future incentive or compensation plans for directors, officers or employees of the Company or its Subsidiaries. Moreover, the adoption of this Plan shall not preclude the Company or its Subsidiaries from:

          (a) Establishing any other forms of incentive or other compensation for officers, employees, consultants or advisors or directors of the Company or its Subsidiaries; or

          (b) Assuming any forms of incentives or other compensation of any person or entity in connection with the acquisition or the business or assets, in whole or in part, of any person or entity.

     8.12 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

     8.13 Tax Withholding. Each Participant shall, no later than the date as of which the value of an Option or of any Stock or other amount received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or securities, the withholding of Stock or any other arrangement satisfactory to the Committee. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     8.14 Non-Contravention of Securities Laws. Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or state securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

     8.15 Unenforceability of a Particular Provision. The unenforceability of any particular provision of this document shall not affect the other provisions, and this document shall be construed in all respects as if such unenforceable provision were omitted.

                                   ARTICLE IX

                               CHANGE OF CONTROL

     9.01 Acceleration. Unless the Committee shall otherwise expressly provide in the Stock Option Agreement relating to an Option, upon the occurrence of a Change of Control an Option shall automatically become fully exercisable.

     9.02 Special Rights. Anything in this Plan to the contrary notwithstanding, but subject to Section 9.03, during the 90-day period from and after a Change of Control (the "Change of Control Exercise Period"), a Participant (other than a Participant who initiated the event that resulted in the occurrence of such Change of Control in a capacity other than as a director or an officer of the Company) shall, unless the Committee shall otherwise expressly provide in the Stock Option Agreement relating to an Option, have the right (by giving written notice to the Company) to elect (within the Change of Control Exercise Period) to surrender all or a portion of such Option to the Company and to receive in cash, for each share of Stock in respect of which such Option is surrendered, an amount equal to the amount by which the Event Price exceeds the Option Price for such share.

     9.03 Limitation on Special Rights. If a Participant is subject to the restrictions of Section 16(b) of the Exchange Act and has been granted (or is deemed to have been granted) an Option under this Plan during the six months prior to the Trigger Date, then the Change of Control Exercise Period referred to in Section 9.02 shall, in respect of such Option, begin on the Trigger Date and end 90 days after the date six months after the date such Option was granted. The Committee may at any time prior to the occurrence of a Change of Control provide that any or all of the exercises, surrenders, elections and other actions that may be taken by Participants pursuant to Section 9.02 shall occur automatically with respect to Participants (or particular categories of Participants) subject to the provisions of Section 16(b) of the Exchange Act.

     9.04 Termination of Participant; Modification of Plan. The rights of a Participant under Section 9.02 may be exercised during the Change of Control Exercise Period referred to therein (or, if applicable, in Section 9.03) notwithstanding the termination of the Participant s employment with the Company, unless provided otherwise in the Stock Option Agreement relating to such Option. Anything in this Plan to the contrary notwithstanding, no termination, amendment or modification of this Plan after the occurrence of a Change of Control shall in any manner adversely affect any Participant s rights under this Article IX in respect of such Change of Control without the written consent of the affected Participant.

     9.05 Event Price. In connection with a Change of Control and an exercise, surrender, election or other action contemplated by Section 9.02 with respect to an Option, the term "Event Price" shall mean a price per share of Stock equal to the higher of:

          (a) the highest Fair Market Value of the Stock during the period beginning 90 days prior to such Trigger Date and ending on and including the last trading day prior to such exercise, surrender, election or other action; and

          (b) whichever of the following is applicable (or the highest if more than one is applicable):

             (1) the highest per share price paid or to be paid in any tender or exchange offer which is in effect at any time during such period referred to in clause (a);

             (2) the fixed or formula price for the acquisition of shares of Stock in a merger or similar agreement approved by the Company's stockholders or the Board, if such price is determinable on the date of such exercise, surrender, election or other action; and

             (3) the highest price per share paid or to be paid to any stockholder of the Company in a transaction or group of transactions (including any tender or exchange offer) giving rise to the occurrence of such Change of Control; provided, however, that a Participant may at the time of an election pursuant to Section 9.02 request that certain of the foregoing parameters be disregarded (which may include shortening applicable time periods) in determining the Event Price applicable to one or more of the Options held by such Participant, so long as disregarding such parameters does not increase the Event Price.

     Any securities or property which are part or all of the consideration paid or to be paid for shares of Stock in connection with any event contemplated by clauses (1), (2), and (3) above shall be valued in determining the Event Price at the higher of (x) the valuation placed on such securities or property by the person or entity which paid or is to pay such price or (y) the valuation placed on such securities or property by the Board of Directors.

     9.06 Change of Control. The term "Change of Control" shall mean the occurrence of any of the following events:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing more than 15% of the combined voting power of the Company's then outstanding voting securities; provided, however, a Change of Control shall not be deemed to occur solely because such person acquired beneficial ownership of more than 15% of the combined voting power of the Company's then outstanding voting securities as a result of the acquisition of voting securities by the Company, which by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, such person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by such person, then a Change of Control shall occur;

          (ii) during any period of 24 consecutive months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsection (i), (iii) or (iv) of this Section 9.06) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

          (iii) the stockholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization which would result in the stockholders of the Company immediately before such merger, consolidation or reorganization, owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                   ARTICLE X

                  PERMANENCY OF THIS PLAN AND PLAN TERMINATION

     10.01 Effective Date. This Plan shall become effective as of February 14, 1996, upon a resolution by the Board of Directors for its adoption. In order to meet the requirements of Section 422 of the Code with respect to any Incentive Stock Options, this Plan shall be submitted to the stockholders of the Company for their approval on or prior to February 13, 1997.

     10.02 Termination, Amendment, and Modification of Plan. The Board of Directors may at any time terminate or suspend, and may at any time and from time to time and in any respect amend or modify, this Plan; provided, however, that no such action of the Board of Directors without approval of the stockholders of the Company may increase the total number of shares of Stock subject to this Plan except as contemplated in Section 3.03 hereof.

                                 DETACH HERE                               NEO F




                          NeoStar Retail Group, Inc.
  P                        10741 King William Drive
  R                          Dallas, Texas 75220
  O      This Proxy is Solicited on Behalf of the Board of Directors
  X
  Y

      The undersigned stockholder of NeoStar Retail Group, Inc., a Delaware corporation (the "Company"), hereby appoints James B. McCurry, Daniel A. DeMatteo and Opal P. Ferraro, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held on May 30, 1996 and any adjournment thereof, with all powers which the undersigned would possess if personally present.

      THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT OF THE COMPANY DATED APRIL 25, 1996.



                                                                    SEE REVERSE
                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

                                 DETACH HERE                              NEO 2F


[X] Please mark
    votes as in
    this example.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

    1. ELECTION OF DIRECTORS
    NOMINEES: James B. McCurry, Daniel A. DeMatteo, R. Richard Fontaine, Jan Michiel Hessels, John D. Miller, Thomas G. Plaskett, Leonard Riggio and W. Mitt Romney.


               FOR                  WITHHELD
               [ ]                    [ ]


    [ ]
    -----------------------------------------
      For all nominees except as noted above

    2. Proposal to approve the NeoStar Retail     FOR      AGAINST      ABSTAIN
       Group, Inc.  1996 Senior Executive         [ ]        [ ]          [ ]
       Stock Option Plan.
    3. Proposal to approve the appointment of     [ ]        [ ]          [ ]
       Ernst & Young LLP as auditors of the
       Company for the fiscal year ending
       February 1, 1997.
    4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                       MARK HERE      [ ]
                       FOR ADDRESS
                       CHANGE AND
                       NOTE AT LEFT


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:
          -------------------------------

Date:
     ------------------------------------

Signature:
          -------------------------------

Date:
     ------------------------------------